                                                              EXHIBIT 10.22

JEFF J. MARWIL
KATTEN MUCHIN & ZAVIS
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
Telephone: (312) 902-5200

L. DONALD RAUB, JR. (Cal. Bar No. 111973)
THOMAS M. GAA (Cal. Bar No. 130720)
BROOKS & RAUB
505 Hamilton Avenue, Suite 300
Palo Alto, California 94301-2009

Attorneys for TEAC CORPORATION

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                              (San Jose Division)

In re                                   )       Chapter 11
                                        )       Case No. 93-54027-MM
KALOK CORPORATION, a California         )
corporation                             )       AGREED ORDER COMPROMISING
                                        )       CONTROVERSIES
        Debtor.                         )
                                        )       Date:   February 4, 1994
Employer's Tax ID 77-0146015            )       Time:   11:00 a.m.
                                        )       Place:  280 South First Street,
                                        )               Rm. 3070
                                        )               San Jose, California
                                        )
                                        )       The Honorable Marilyn Morgan
                                        )
- --------------------------------------------------------------------------------

        THIS CAUSE, coming to be heard on the Motion of Kalok Corporation, Debtor and Debtor-in-Possession, seeking entry of an Order compromising certain controversies in this case ("Motion") and the Court having conducted a hearing on the Motion, Kalok being represented by Gray Cary Ware & Freidenrich, by Lillian G. Stenfeldt and Nels R. Nelsen, TEAC Corporation ("TEAC") being represented by Katten, Muchin & Zavis, by Jeff J. Marwil and Mark D. Gerstein, DZU-AD ("DZU") and DZU Corporation ("DZU Corp.") being represented by Fulbright & Jaworski, L.L.P., by William J. Rochelle III, Courtney S. Katzenstein and Mark N. Mutterperl, Dan Dooley ("Dooley"), individually, Steven Kaczeus ("Kaczeus"), individually, JT Storage, Inc. ("Newco") and The Official


                    AGREED ORDER TO COMPROMISE CONTROVERSY

Unsecured Creditors Committee (the "Committee") being represented by Murray & Murray, by Janice Murray.

        THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT:

        1. Each of TEAC, DZU, DZU Corp., Kalok, the Committee, Kaczeus, Dooley, and Newco have negotiated in good faith to resolve all pending controversies in this case pursuant to the terms of this Order.

        2. Kalok filed a voluntary petition for relief on June 21, 1993 ("Petition Date"). Since that time, the Debtor has operated its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

        3. On June 30, 1993, the Committee was appointed in the Debtor's bankruptcy case.

        4. Kalok is engaged in the business of designing, manufacturing and selling hard disk drives for computers.

        5. TEAC holds all of the issued and outstanding shares of Kalok Series E Preferred Stock ("Series E") which shares were purchased by TEAC pursuant to a Stock Purchase Agreement with Kalok dated as of December 18, 1992. Simultaneous with the purchase of the Series E by TEAC, TEAC and Kalok entered into a Licensing Agreement dated as of December 18, 1992 ("TEAC Licensing Agreement"), whereby Kalok agreed to license certain of its disk drive technology to TEAC, and a Manufacturing and Sales Agreement dated as of December 18, 1992 ("Manufacturing Agreement"), whereby TEAC agreed to manufacture disk drives for Kalok on certain terms and conditions.

        6. Prior to the filing date, TEAC provided Kalok with a credit line of up to $5,000,000 ("TEAC Credit Line") for purchases made by Kalok pursuant to the Manufacturing Agreement. Pursuant to the terms of the Manufacturing Agreement, Kalok was in default under the TEAC Credit Line in the amount of $1,159,828.23 ("Credit Line Default Indebtedness") on the Petition Date.

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                    AGREED ORDER TO COMPROMISE CONTROVERSY
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        7.      DZU holds all or substantially all of the issued and
outstanding shares of the Debtor's Series D Preferred Stock ("Series D") which shares were purchased by DZU pursuant to a Stock Purchase Agreement with Kalok dated as of May 15, 1992 for a cash purchase price of approximately $5,000,000. On May 15, 1992, DZU and Kalok entered into a Subcontract Manufacturing Agreement (the "DZU Manufacturing Agreement") of even date, whereby DZU agreed to manufacture disk drives for Kalok and Kalok agreed to purchase such disk drives from DZU. On account of pre-petition inventory purchases DZU alleges that Kalok owes DZU no less than approximately $1,383,390.28 (the "Pre-Petition Debt") and that the Pre-Petition Debt is an administrative claim arising under the DZU Manufacturing Agreement. The Debtor and the Committee dispute the validity, amount and priority to be accorded to the debt.

        8. On June 10, 1993 Kalok obtained a loan from Steven Kaczeus in the principal amount of $200,000 (the "Kaczeus Loan"). Kaczeus is an officer, director and shareholder of Kalok. On June 11, 1993 Kalok obtained a loan from TEAC in the principal amount of $150,000 ("TEAC Loan"). On June 14, 1993 Kalok obtained from Dr. Richard I. Emori a loan in the principal amount of $100,000 ("Emori Loan"). The TEAC Loan, the Kaczeus Loan and the Emori Loan are secured by, among other things, the following wheresoever located and whether then existing or thereafter arising or acquired by Kalok (collectively referred to as the "Pre-Petition Collateral"):

                All personal property of Kalok, including without limitation, all goods and equipment, inventory, contract rights, general intangibles, accounts receivable, patents, trademarks, tradenames, licenses, documents, securities, cash, Kalok's books and records and all proceeds of any of the foregoing, all as more fully described in the "Pre-Petition Documents" (as defined below).

The security interests and liens granted TEAC, Kaczeus and Emori were evidenced by various agreements, instruments and documents all as may have been amended from time to time (collectively referred to as the "Pre-Petition Documents").


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                    AGREED ORDER TO COMPROMISE CONTROVERSY
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         9.     With respect to the TEAC Loan, the Kaczeus Loan and the Emori
Loan (collectively referred to as the "Pre-Petition Loans"), TEAC, Emori and Kaczeus hold, on a pro rata and equal priority basis, first priority, valid and duly perfected liens upon and security interests in the Pre-Petition Collateral.

        10. Pursuant to that certain Order entered by this Court on or about June 23, 1993, Kalok borrowed a total of $500,000, $250,000 from TEAC and $250,000 from DZU ("First Financing Order") secured by an equal first priority lien upon and security interest in Kalok's accounts and accounts receivable, and proceeds thereof ("Accounts Receivable"). Pursuant to this Court's Order entered on July 24, 1993 Kalok borrowed an additional $450,000, $225,000 from TEAC and $225,000 from DZU, ("Second Financing Order") secured by equal first priority security interests in and liens upon Kalok's inventory and proceeds thereof together with Kalok's Accounts Receivable, subject only to the first priority liens upon and security interests in the Pre-Petition Collateral held on an equal priority basis by TEAC, Kaczeus and Emori to the extent of $450,000 plus interest. In addition, the Second Financing Order granted TEAC and DZU an equal first priority security interest in and lien upon Kalok's inventory to further secure Kalok's obligations to TEAC and DZU under the First Financing Order. Pursuant to this Court's Order entered on August 13, 1993 ("Third Financing Order"), and in accordance with Section 365 of the Bankruptcy Code, Kalok modified and assumed (i) its Manufacturing Agreement with TEAC ("TEAC Assumed Manufacturing Agreement"), and (ii) the TEAC License Agreement ("TEAC Assumed License Agreement"), and further borrowed up to $900,000 from TEAC, secured by a valid, duly perfected security interest in and lien upon all of Kalok's assets, including the Pre-Petition Collateral, with priority (a) senior to all other such liens and security interests except those held by TEAC, Kaczeus and Emori to secure the Pre-Petition Loans and OPC, to the extent of approximately $2,000, (to the extent such liens and security interest were valid, perfected and enforceable) and (b) equal in priority to all liens and security


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                    AGREED ORDER TO COMPROMISE CONTROVERSY
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interests in any portion of Kalok's assets granted to DZU pursuant to the
First, Second or Third Financing Orders. Upon entry of the Third Interim Financing Order, Kalok and TEAC executed the TEAC Assumed Manufacturing Agreement and the TEAC Assumed License Agreement, and accordingly each such agreement is, in accordance with their respective terms, fully binding upon and enforceable against each of Kalok and TEAC. Pursuant to the terms of the Third Financing Order, TEAC advanced $400,000 on a revolving basis to Kalok to fund costs and expenses associated with operation of Kalok's business, and further extended to Kalok a credit line of $500,000 to fund purchase of product by Kalok from TEAC.

        11. On September 10, 1993 this Court entered that certain Stipulated Final Financing Order pursuant to 11 U.S.C. Section 364(d) ("TEAC Final Order") pursuant to which TEAC loaned to Kalok the amount of $175,000 (to satisfy operating expenses), and extended to Kalok a credit line in the amount of approximately $300,000 to purchase disk drive inventory. In addition, the TEAC Final Order granted TEAC a lien upon and security interest in all of Kalok's assets, including the Pre-Petition Collateral, on the same basis and priority as the liens granted TEAC under the Third Financing Order, to secure all post Petition Date loans and extensions of credit made by TEAC to Debtor.

        12. On or about September 23, 1993 the Court entered that certain Stipulated Final Financing Order Pursuant to 11 U.S.C. Section 364(c) and Order Authorizing Debtor to Enter into a License and Manufacturing Agreement with DZU AD ("DZU Final Order"). Pursuant to the terms of the DZU Final Order, DZU loaned Kalok $1,525,000 ("DZU Final Loan"), which funds Kalok used to satisfy ongoing operating expenses. The DZU Final Order further granted DZU a lien upon and security interest in all of the Kalok's assets, including the pre-petition collateral, on the same basis and priority as the security interests and liens granted TEAC under the TEAC Final Order to secure all Post Petition Date indebtedness owing by Kalok to DZU. In addition, Kalok and DZU


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                    AGREED ORDER TO COMPROMISE CONTROVERSY
entered into that certain Subcontract Manufacturing Agreement dated September 22, 1993 ("DZU License").

        13. Pursuant to the terms of the TEAC Assumed Manufacturing Agreement, Kalok was required to pay TEAC for all advances under the TEAC Credit Line within 60 days of the date inventory was delivered to Kalok by TEAC. In September 1993 Kalok obtained an advance of credit under the TEAC Credit Line in an amount in excess of $1,000,000. Thereafter, Kalok, with the consent of TEAC, returned substantial amounts of inventory as a credit against amounts owing TEAC by Kalok under the TEAC Credit Line. Nonetheless, as of 60 days after the advance of such credit, Kalok was still indebted to TEAC in the approximate amount of $338,813.13. Accordingly, on November 5, 1993, and again on December 23, 1993, TEAC declared a default under the terms of the TEAC Manufacturing Agreement, and pursuant to the terms of that agreement, the Final Financing Order, and subsequent agreements between Kalok and TEAC, all obligations due and owing by Kalok to TEAC became due and owing TEAC on January 21, 1994. All such amounts, which aggregate approximately [$1,500,000], not including the Credit Line Default Indebtedness, are currently due and owing by Kalok to TEAC. TEAC has asserted an administrative claim against Kalok in an amount equal to the Credit Line Default Indebtedness based on Section 365(b)(1)(A) of the Bankruptcy Code. Accordingly, TEAC holds valid, duly perfected, enforceable priority security interests in and liens upon all of Kalok's assets to the extent of approximately $1,500,000 plus interest, costs and expenses ("TEAC Secured Claim").

        14. Pursuant to the terms of the DZU Final Order, all amounts due and owing by Kalok to DZU ($2,000,000 plus interest, costs and expenses) were due and owing DZU on or before December 30, 1993. Kalok has not paid DZU, but has alleged no such payments are due or owing. Although DZU purchased $160,000 in parts, Kalok provided DZU prior to December 30, 1993, with two purchase orders and subsequent change orders pursuant to which Kalok purported to order assembled disk drives from

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                    AGREED ORDER TO COMPROMISE CONTROVERSY
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DZU pursuant to the DZU License. Pursuant to the terms of the DZU License, DZU was allegedly required, subject to specified conditions, to purchase from Kalok the piece parts necessary to build assembled disk drives. Kalok alleged that DZU's failure to sell disk drives and purchase parts from Kalok within a specified time period constituted a default under the DZU License and the DZU Final Order, resulting in DZU's loss of all license rights under the DZU Agreement and all collateral rights and other rights under the DZU Final Order. Kalok filed formal notices with this Court declaring these defaults and remedies. DZU thereafter formally noticed Kalok of its default under the DZU Final Order in a writing dated January, 1994, and filed a notice with the Court formally setting forth Kalok's default and disputing Kalok's allegation of default by DZU. Thereafter, DZU filed an adversary proceeding in this case seeking a declaratory judgment that Kalok had defaulted under the DZU Final Order and that DZU's liens, claims, security interests and licenses were valid, perfected, and enforceable. Simultaneously, DZU filed a motion for authority to move for summary judgment. DZU's motion for summary judgment was postponed as a consequence of the agreement among the parties leading to the Motion. By virtue of the settlement, Kalok will withdraw its claims and defenses against DZU, and it is found, for the purposes of 11 U.S.C. Section 363(k) and otherwise,
(a) that DZU holds a valid, duly perfected and enforceable security interest in and lien upon all of Kalok's assets to the extent of approximately $2,000,000 plus interest ("DZU Secured Claim"), and (b) that the DZU License is valid and enforceable. DZU has assigned the DZU Secured Claim to DZU Corp.

        15. On or about December 10, 1993 Kalok filed that certain Adversary Proceeding, No. 93-5624, against Dooley ("Dooley Adversary") (a) seeking among other things to enjoin Dooley or his agents, employees, servants and all other persons who act or participate with him from (i) gaining access to Kalok's business premises; (ii) using, disclosing or otherwise disseminating Kalok's confidential intellectual property; and (iii) retaining any confidential and proprietary Kalok intellectual property to which he was not


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                    AGREED ORDER TO COMPROMISE CONTROVERSY
entitled; and (b) monetary damages. On December 10, 1993 this Court entered a temporary restraining order granting Kalok's requested relief, pending a final hearing, which is scheduled for March 11, 1994.

        16. In January, 1994, DZU moved to intervene in the Dooley Adversary, and, simultaneously, Dooley and DZU moved in the District Court to withdraw the reference of the Dooley Adversary. In addition, DZU and Dooley have asserted that the Dooley Adversary fails to state a claim and that the temporary restraining order should be vacated because, among other things, Dooley is a United States citizen who, regardless of whomever his employer may be, is entitled under export laws to be in possession of the subject technology and because the statute under which Kalok initiated the case does not give rise to a private right of action. The litigation in connection with the Dooley Adversary is being terminated in accordance with this order. By virtue of this order, DZU and Dooley, among other things, will waive any claims they may have against Kalok on the grounds that the temporary restraining order against Dooley was improperly issued.

        17. On December 23, 1993, TEAC filed a Motion for Relief from Automatic Stay and for Conversion of this Case to one under Chapter 7 ("TEAC Stay Relief Motion"), based on Kalok's defaults under the TEAC Final Order and the TEAC Assumed Manufacturing Agreement. Thereafter, DZU filed a Motion for Relief From Automatic Stay ("DZU Stay Relief Motion") based on, among other things, Kalok's defaults under the DZU Final Order. Kalok filed responses to each of the TEAC and DZU Stay Relief Motions. The granting of the motions for relief from the stay would have allowed the foreclosure of substantially all of Kalok's assets, leaving for creditors only funds generated pursuant to carve out provisions in prior Orders of this Court. Hearings on these motions have been continued for status on February 4, 1994.

        18. Kalok cannot generate sufficient sales of its current products to satisfy the obligations due and owing TEAC, Kaczeus, Emori and DZU under the various Financing

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                    AGREED ORDER TO COMPROMISE CONTROVERSY

Orders and loan agreements by and between those parties and Kalok, and has further determined that the compromise of controversies is in the best interest of the estate and its creditors. The Committee has represented that it has reviewed Kalok's business operations and also has determined that the proposed compromises are in the best interest of the estate and its creditors.
        19. The best interest of creditors of this estate mandates a settlement in which:

                (a) TEAC and DZU bid in their liens under Section 363(k) to take title to certain of Kalok's assets as more fully set forth herein;

                (b) TEAC extends to Newco a license, in substantially the form attached hereto as Exhibit A, with respect to certain intellectual property which TEAC acquires from Kalok's bankruptcy estate, and TEAC contributes other property acquired from the Kalok bankruptcy estate to Newco in exchange for an equity interest in Newco;

                (c) The parties dismiss the DZU Adversary and the Dooley Adversary with prejudice;

                (d) Kaczeus release all liens, claims and interests in to or against Kalok and Kalok's assets;

                (e) Kalok, TEAC, Kaczeus, DZU, DZU Corp. and Dooley each release the other of all existing and potential claims, rights and causes of action, as set forth in Paragraph R of this Order;

                (f)     DZU pays to the Kalok estate the sum of $275,000;

                (g) Newco executes a promissory note in favor of the Kalok estate in the amount of $225,000;

                (h) Newco issues to the Kalok estate for the benefit of unsecured creditors, warrants entitling the unsecured creditors of Kalok's estate to 2% ownership interest in Newco;

                (i) All of Kalok, TEAC, DZU, DZU Corp., Newco, Kaczeus and Dooley execute and consummate all of the agreements attached hereto as group Exhibit B, and all other reasonable necessary documents to effect the intended transactions (collectively referred to as "Agreements");

                (j) The Kalok estate shall pay to David Pearce, current President of Kalok, but as an independent contractor, an amount equal to 3% of gross accounts receivable of the Kalok estate to a maximum of $350,000, 10% of gross accounts receivable in excess of $350,000, but not greater than $400,000, and 25% of gross accounts receivable in excess of $400,000, all of which are actually collected by Pearce after the date hereof;


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                    AGREED ORDER TO COMPROMISE CONTROVERSY
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                (k)     The Kalok estate will not incur payroll expenses after
                        February 4, 1994;

                (l) Newco will reimburse the Kalok estate pro rata for rent and other expenses paid by Kalok for the period from and after February 4, 1994; and

                (m) Kaczeus will receive an agreed upon percentage equity interest in Newco.

        20. Pursuant to the terms hereof, Kalok, TEAC, DZU, DZU Corp., Kaczeus, the Committee and Dooley have agreed to resolve all disputes affecting such parties which currently exist in this case and other related proceedings, and further agree to fully release each other on the terms specified in Paragraph R of this Order.

        NOW, THEREFORE, based on the foregoing, and the agreement of TEAC, DZU, DZU Corp., Kalok, the Committee, Newco, Kaczeus and Dooley, the COURT HEREBY ORDERS AS FOLLOWS:

        A. All of the foregoing findings of fact in Paragraphs 1 though 20 are incorporated herein by this reference thereto.

        B. Pursuant to Section 363(k) of the Bankruptcy Code, in consideration of the release and offset by (i) TEAC, and (ii) DZU and DZU Corp. of the TEAC Secured Claim and the DZU Secured Claim, respectively, Kalok shall transfer, assign and convey to each of TEAC and DZU Corp., free and clear of any liens, claims and encumbrances of whatsoever type or description, except as otherwise expressly provided in this Order, separate but equal right, title and interest in and to all of Kalok's right, title and interest in and to the following property, exclusive of the Nordic II Series technology, as more fully described in Exhibit C hereto, which is incorporated herein ("Nordic II"):

                (1) all Kalok products, including the Point5 Series (consisting of models P-3125, P-3250, P-3360 and P-3540), the Kalok K-Stor Products (consisting of the P5DM Series, support software, controllers, docking modules, carrying cases, and cables), the Kalok K-Port Products, and the Kalok K-RAID Products (collectively, the "Products");


                (2) all technical information, and intellectual property and documents (except the trademarks as hereinafter provided for) of Kalok relating to all aspects of Kalok's business, products, developments,


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                    AGREED ORDER TO COMPROMISE CONTROVERSY
                and projects, including without limitation, patents and patent applications, including those provided for in those certain assignments, copies of which are attached hereto as Exhibit E and incorporated herein ("Patents"), copyrights, trade secrets, inventions, source codes, object codes, flow charts, engineering notebooks, processes, techniques, specifications, drawings, parts layouts, parts lists, circuitries, tooling and testing requirements, know-how, manuals and other technical data and support documentation, and all technical information and other intellectual property pertaining to the parts, components, and manufacturing of all Kalok products, developments and projects (collectively referred to as "Intellectual Property"); notwithstanding the foregoing, any ambiguity between the terms hereof and the Agreement regarding the Patents (attached as Exhibit E) shall be resolved in favor of the terms set forth in that Agreement;

        (3) Any improvements in, modifications on, derivative works of, variations of, new designs of, discoveries related to, or developments useful in any of the technology or other intellectual property described in (2) above, whether separately developed, licensed or otherwise obtained by or on behalf of Kalok, all as of the date hereof, and not hereafter (collectively referred to as "Developments");

        (4) Pursuant to the Assignment of Trademarks attached hereto as Exhibit D and incorporated herein, the trademarks, trade names, trademark registrations, and applications for registration of trademarks of Kalok, including all other trademark rights, whether registered or unregistered, and good will of Kalok, associated with such trademark, (collectively referred to as "Trademarks"), together with labels, stickers and other items using such Trademark (on a 50/50 basis) except that TEAC shall, for the benefit of Newco retain an exclusive right to the "K-Stor" tradename and trademark in the United States; and

        (5)     The goodwill of Kalok, its business and its products
                ("Goodwill").

(Collectively referred to as "IP Assets.") With respect to the transfer, sale, conveyance and assignment of the IP Assets:

                (i) TEAC shall be entitled to the originals thereof, and DZU Corp. shall be entitled to an exact duplicate of all such original IP Assets;

                (ii) Kalok shall simultaneously with the execution of this order deliver or cause its counsel to deliver both to TEAC and DZU (a) a complete list of all of the Intellectual Property, applications, and registrations showing the status of each and all deadlines, including those pertaining to documents to be filed to obtain protection or registration, and to renew any registrations; (b) all files used in connection with the prosecution of applications for any of the Intellectual Property, except that Kalok shall deliver to TEAC the K-



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                    AGREED ORDER TO COMPROMISE CONTROVERSY

                                STOR trademark file, and Kalok shall deliver to each of TEAC and DZU Corp. all other trademark and tradename files with TEAC to retain the originals in accordance with subparagraph (i) above.

                        (iii) Kalok shall assign to both DZU Corp. and TEAC any and all employee confidentiality agreements, and consistent with the terms hereof, agreements of employees to assign to Kalok discoveries and inventions with TEAC to retain the originals in accordance with subparagraph (i) above.

        C. Pursuant to Section 363(k) of the Bankruptcy Code, in further consideration of the release and offset by TEAC of the TEAC Secured Claim, Kalok shall and does hereby assign, transfer and convey to TEAC free and clear of any and all liens, claims and encumbrances of whatsoever type or description, including those asserted by DZU (except as otherwise provided herein or in agreements attached hereto):

                (1) All of Kalok's right, title and interest in and to all personal property of Kalok (except the IP Assets, the Piece Part Inventory (as defined below) and rights under any unexpired lease or executory contract) including, without limitation, the TEAC Parts (as hereinafter defined), Kalok's interest as licensee in the Software Licenses identified on Exhibit F, and Kalok's books and records (provided, however, Kalok shall retain an absolute right to access such books and records). (Collectively referred to as "Hard Assets."); and

                (2) The trademark K-STOR and the goodwill related thereto, including a customer list pertaining to K-STOR and any labels, stickers, and other items using the K-STOR trademark, provided, however, that TEAC and Newco shall allow DZU to use the trademark K-STOR in connection with the sale of those Kalok products which DZU holds in its inventory as of the date of the entry of this order or which it will manufacture utilizing the Piece Parts Inventory (defined below) conveyed to DZU under this Agreed Order.

                (3) All of Kalok's right, title and interest in or to the Intellectual Property pertaining exclusively to Nordic II, including, without limitation, all glass disk technology, drawings pertaining to the design or construction, shockproof technology, firmware, the ASIC, the spindle motor and related technology, provided, however, that any Intellectual Property that is in common with the Nordic II and any other products, developments or technology of Kalok shall not be deemed part of Nordic II but shall be and be deemed part of the IP Assets transferred to both TEAC and DZU pursuant to paragraph B above.

                     AGREED ORDER TO COMPROMISE CONTROVERSY

        D. Pursuant to Section 363(k) of the Bankruptcy Code, in further consideration of the release and offset by DZU Corp. of the DZU Secured Claim, Kalok shall and does hereby transfer, assign and convey to DZU Corp. free and clear of any and all liens, claims, and encumbrances (except as otherwise provided herein or in agreements attached hereto), including those asserted by TEAC, all of Kalok's right, title and interest in and to all piece parts inventory and only such related products tooling owned by Kalok which may be used in connection with Kalok's products other than Nordic II, (provided, however, that any parts, tooling or other related property paid for by TEAC ("TEAC Parts") shall not be transferred to DZU pursuant hereto) including without limitation the piece parts set forth on the Inventory Schedule and Notes thereto, attached hereto as Exhibit G ("Piece Part Inventory"). The foregoing sentence notwithstanding, the transfer of the Piece Parts Inventory to DZU Corp. shall be subject to any liens, claims or encumbrances asserted by Reliance Technical Services, Inc., to the extent that such liens, claims or encumbrances are valid, perfected, and enforceable and were, prior to the entry of this Order, prior in lien to the DZU Secured Claim. Any prior agreements or understandings by Kalok to the contrary notwithstanding, DZU and DZU Corp. are authorized to have access to and purchase goods and services from Kalok's vendors and suppliers of the Point5 Series products for the purpose of purchasing additional drive materials on such terms as may be agreed by such vendors or suppliers and DZU or DZU Corp. DZU Corp. shall be provided reasonable access to the Piece Part Inventory for purposed of packing and shipping the Piece Part Inventory to a destination of DZU Corp.'s choice, all at the costs and expense of DZU Corp.

        E. Immediately subsequent to the entry of this Order, each of TEAC, DZU, DZU Corp. and Newco (in accordance with its license from TEAC) shall be and are hereby forever prohibited from using, manufacturing, selling and/or sublicensing the Intellectual Property, the Developments, the Trademarks and the Patents in conflict with the certain

                     AGREED ORDER TO COMPROMISE CONTROVERSY
exclusive territories, set forth in the Agreement between TEAC, DZU, DZU Corp. and Newco, a copy of which is attached hereto and incorporated herein as Exhibit H.

        F. Immediately subsequent to entry of this Order, notwithstanding any provision herein, neither TEAC (or Newco) or DZU shall have the right to sublicense or otherwise transfer their rights in or to any of the IP Assets to Seagate Technology Conor, Western Digital Corporation, Quantum Corporation, Maxtor Corporation, IBM Corporation and Hewlett-Packard Company, together with all of their affiliates, subsidiaries successors, (collectively referred to as the "HDD Companies"), except that TEAC (and Newco) and/or DZU shall be entitled to (a) sell finished products to the HDD Companies; (b) allow the HDD Companies to manufacture products to be sold by TEAC (or Newco) or DZU; and (c) cross-license any of the IP Assets (only to the extent reasonably necessary) to the HDD Companies solely for the purposes of resolving bona fide patent infringement claims, ("Settlement Licenses") provided however, no such Settlement License shall be granted without 30 days prior written notice to the other parties (TEAC, DZU) and such parties' consent in writing thereto, which consent will not be unreasonably withheld, but consent shall be deemed given if no written response to such notice is received within such 30 day period.

        G. TEAC shall (i) license to Newco the Intellectual Property, the Developments and the Trademarks on the terms and conditions set forth in the License Agreement attached hereto as Exhibit A; and (ii) contribute the Hard Assets, to Newco in exchange for a 10% equity interest in Newco.

        H. Each of DZU, TEAC, DZU Corp., Dooley and Newco shall, and are hereby bound and required to maintain in confidence all trade secrets of or pertaining to the Point5 Series Technology, the Intellectual Property, the Trademarks and the Developments, and shall only disclose the portion of such information, on a need to know basis, as is essential for the manufacture of products using such trade secrets.

                     AGREED ORDER TO COMPROMISE CONTROVERSY

        I. Kalok shall retain, free of any lien, claim or encumbrance of TEAC, DZU, DZU Corp., Kaczeus, Dooley and Emori, the following property for the benefit of the estate which shall have with the Committee, joint power of direction with respect to such property:

             (a) all of Kalok's accounts receivable, in the approximate amount of $300,000;

             (b) all current cash balances in Kalok's bank accounts in the approximate amount of $50,000;

             (c) all avoidance actions under the Bankruptcy Code except those actions released pursuant to Paragraph R hereof; and

             (d) any other causes of action against any party, except those actions released pursuant to Paragraph R hereof.

        J. Kaczeus shall and does hereby release and waive any lien, claim or encumbrance he may have in, to or against Kalok or any property of Kalok, including the Pre-Petition Collateral, on account of the Kaczeus Loan or any other obligations due or owing by Kalok to Kaczeus.

        K. TEAC shall and does hereby waive and release any and all liens, claims or encumbrances it has in, to or against Kalok or any property of Kalok under the First, Second or Third Financing Order the TEAC Final Order, the Credit Line Default Indebtedness and any other claim TEAC may have against Kalok or its estate.

        L. DZU and DZU Corp. shall and does hereby waive and release any and all liens, claims or encumbrances it has in, to or against Kalok or any property of Kalok on account of the First, Second or Third Financing Order, the DZU Final order, the Pre-Petition Debt and any other claim DZU and DZU Corp. may have against Kalok or its estate.

        M. DZU shall pay $275,000 to Kalok, and the assets and properties shall be transferred, conveyed, and assigned to DZU Corp. as follows:

             (1) Kalok or whoever is in control of the premises at which Kalok conducted business ("Premises") shall forthwith cause the IP Assets, or duplicates thereof (the "Deposit Material"), to be removed to a room

                     AGREED ORDER TO COMPROMISE CONTROVERSY

                        (the "Secure Room") on the Premises. No one shall have access to the Secure Room except DZU, DZU Corp. or their agents, except Kalok or Newco shall be entitled to supervise all activity in the Secure Room.

                (2) Upon the determination made by DZU in its reasonable judgment that all or substantially all of the Deposit Material has been removed to the Secure Room, DZU shall cause a cashiers check in the sum of $275,000 to be wire transferred to an escrow account held by Murray & Murray counsel for Kalok's Official Creditors' Committee, in satisfaction of DZU's payment obligations under this Order.

                (3) Upon Murray & Murray receipt of the $275,000, DZU Corp. shall be entitled to take immediate possession of the Deposit Materials, remove the Deposit Materials from the Secure Room, and have all of Kalok's right, title and interest in the Deposit Materials free of liens, claims and encumbrances as provided in this Order. Contemporan-eous with the removal by DZU Corp. of the Deposit Materials from the Premises, Murray & Murray shall pay the $275,000 (plus accrued interest) to Kalok. Upon Murray & Murray's receipt of the $275,000, Kalok shall also cause all other assets and properties provided for in this order to be transferred, conveyed, and assigned to DZU Corp. free of liens, claims and encumbrances as provided in this Order. DZU shall remove from Kalok's premises all Piece Part Inventory within a reasonable time with the transfer of the $75,000 to Murray & Murray. DZU shall remove from the Premises all Piece
                        Part Inventory within a reasonable time after that date of the transfer of the $275,000 to Murray & Murray.

                (4) At reasonable times and in reasonable manners subsequent to the payment of the $275,000 to Murray & Murray, DZU shall have the right to conduct an audit (the "Audit") to determine whether the properties received constituted all of the assets and properties which DZU Corp. was entitled to receive under the terms of this Order. Upon notification by DZU of its determination, made pursuant to an Audit or otherwise, that any assets or properties were not turned over, Kalok, TEAC, and Newco shall use their reasonable best efforts to cause such assets or properties, or copies thereof, to be turned over to DZU Corp. within five (5) business days after such notification.

                (5) Kalok, TEAC and Newco shall, if requested by DZU, cooperate with and assist DZU in performing the Audit and, in connection with DZU's performance of the Audit, Kalok, TEAC and Newco shall provide DZU with reasonable access to all books, records, documents, and technology relating to the IP Assets as are in Kalok's, TEAC's and/or Newco's possession. Kalok, TEAC and Newco shall also provide DZU with reasonable access to any of Kalok's TEAC's or Newco's employees that were formerly employed by Kalok and that have knowledge, information or experience with respect to the IP Assets. DZU and/ or DZU Corp.

                     AGREED ORDER TO COMPROMISE CONTROVERSY
                        shall also be entitled to and are hereby authorized to contract and transact business with any prior vendor or supplier of Kalok.

                (6) If there is a dispute between the parties of this Order with respect to this Paragraph M, this Court shall, upon appropriate Motion, resolve such disputes.

        N. Newco shall tender to Kalok's bankruptcy estate (a) a promissory note in the amount of (U.S.) $225,000, payable in ten (10) equal quarterly installments, without interest, a copy of which is attached hereto as
Exhibit I; and (b) warrants to acquire 2% of the common stock of Newco at a price equal to 25 % of the initial offering price when Newco goes public, said warrants to be exercisable up to one year after the date of Newco goes public, to be set forth in a Warrant Agreement between Kalok and Newco.

        O. Emori shall and does hereby immediately release and waive any and all liens, claims or encumbrances he may have into or against Kalok or Kalok's assets, including, without limitation, the Pre-Petition Collateral. Upon receipt of $275,000 by Murray & Murray in accordance with Paragraph M hereof, Kalok shall pay to Emori the sum of $100,000 plus interest accrued under the Emori Loan to the extent Emori has not already been paid by Kalok.

        P. The Bankruptcy Court shall enter in accordance herewith the orders annexed hereto as Group Exhibit J dismissing with prejudice the Dooley Adversary (including any related case pending in the Federal District Court) and the DZU Adversary Proceeding, which shall become effective when Murray & Murray receive $275,000 in accordance with Paragraph M.

        Q. Contemporaneous with the transfers and conveyances required under Paragraph B, C and D hereof, of all property, including without limitation the IP Assets the Hard Assets Nordic II, and the Piece Part Inventory, each of the DZU License, the TEAC Assumed License Agreement and the TEAC Assumed Manufacturing Agreement shall be canceled and terminated.

        R. Except with respect to those obligations specifically created by, or arising out of this Agreed Order, each of (i) Kalok on its own behalf, and on behalf of the

                     AGREED ORDER TO COMPROMISE CONTROVERSY

Kalok Bankruptcy estate, its creditors, and all parties in interest (including any subsequently appointed Trustee) ("Kalok Estate"), (ii) TEAC, (iii) DZU and DZU Corp. (iv), Kaczeus and (v) Dooley do hereby, for themselves and their respective legal successors and assigns, fully and forever remise, release and discharge each other and their respective parents, subsidiaries and affiliated corporations, companies, divisions or other entities together with its or their predecessors, successors and assigns, and each and all of its or their shareholders, directors, officers, employees, attorneys, accountants, consultants, and other agents of and from any and all claims, demands, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, costs, expenses, accounts, damages, judgments, losses, liabilities, and defenses, of whatsoever kind and nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden which each such party have had, may have had or now have, or which any of their predecessors, successors or assigns hereafter can, shall or may have against any other such party, based upon or arising out of any matter, cause, facts, thing, act, omission whatsoever, occurring or existing at any time to and including the date this Agreed Order is entered, including, but without in any respect limiting the generality of the foregoing, any and all claims or causes of action against any of (i) the Kalok Estate, (ii) DZU Corp. and DZU, (iii) TEAC, (iv) Dooley, and (V) Kaczeus by the other, including, without limitation, any such claims which were or might have been asserted in this Chapter 11 case, or in any adversary proceeding that may be commenced or may have been commenced in connection herewith.

        S. TEAC, Newco, DZU Corp. and DZU are each purchasers in good faith for purposes of Section 363(m) of the Bankruptcy Code.

        T. The purchase of certain of Kalok's assets by each of DZU and TEAC was not controlled by any type of agreement that would be grounds to avoid such sale under Section 363(n) of the Bankruptcy Code.

                     AGREED ORDER TO COMPROMISE CONTROVERSY

        U. This Court retains jurisdiction over the parties hereto to enforce the term and conditions hereof.

        V. Kalok is authorized, pursuant to Section 365(a), to assume, and assign to TEAC, each of the software licenses identified on Exhibit __ hereto.

        W. Kalok, DZU, TEAC, DZU Corp., Dooley, Kaczeus and the Committee shall issue, execute, and deliver such other and further documents and instruments as may be reasonably necessary to carry out the transactions approved or provided for in this Agreed Order.

        X. Kalok's motions to enter into license agreements with JRA, Inc., Kaczeus, Richard Emori, and others shall be withdrawn and dismissed with prejudice.

        Y. The rights and obligations of DZU and DZU Corp., under and pursuant to all transaction contemplated hereby shall not be limited or impaired by Exhibit A and B hereto.

        Z. Kalok and Newco shall provide DZU and DZU Corp. with reasonable access to Kalok's books and records, specifically excluding all customer lists and related

                     AGREED ORDER TO COMPROMISE CONTROVERSY
information and documents.

ENTER:                                     Kalok Corporation, Debtor and
                                           Debtor-in-Possession
BANKRUPTCY COURT

                                           By: /s/  David B. Pearce
                                               --------------------------------
                                               Its Duly Authorized Signatory
- ----------------------------
Dated this 4th day                         TEAC Corporation
of February, 1994.

                                           By: /s/  [sig]
                                               --------------------------------
                                               Its Duly Authorized Signatory


                                           DZU AD, a Bulgarian corporation


                                           By: /s/  Eftim Pandeff
                                               --------------------------------
                                               Its Duly Authorized Signatory
                                           DZU Corporation


                                           By: /s/  Eftim Pandeff
                                               --------------------------------
                                               Its Duly Authorized Signatory


                                           Daniel Dooley, Individually

                                           /s/  Daniel Dooley
                                           ------------------------------------


                                           Steven Kaczeus, Individually

                                           /s/  Steven L. Kazeus
                                           ------------------------------------
                                           The Official Committee of Unsecured
                                           Creditors Kalok Corporation


                                           By: /s/  J.M. Murray
                                               --------------------------------
                                               Its Duly Authorized Signatory
                                           ATTORNEYS FOR OFFICIAL
                                           COMMITTEE OF UNSECURED CREDITORS

                                           JT Storage, Inc.


                                           By: /s/  J. Tanden
                                               --------------------------------
                                               Its Duly Authorized Signatory

                     AGREED ORDER TO COMPROMISE CONTROVERSY

                                   Exhibit H

             Agreement Between TEAC, DZU and JT Storage, Inc. With
            Respect to Exclusive Sales and Manufacturing Territories

Notwithstanding any other term or condition in the Agreed Order to which this is attached, any other agreement attached to the Agreed Order (not including the License Agreement between Newco and TEAC attached to the Agreed Order as Exhibit A), any other Order of the Bankruptcy Court presiding over the Kalok case, or any other, document, license or other writing by or between TEAC Corporation ("TEAC"), DZU-AD, a Bulgarian corporation ("DZU"), DZU Corporation ("DZU Corp"), JT Storage, Inc. ("Newco") and Kalok Corporation ("Kalok") each of TEAC, DZU, Newco and Kalok, hereby agree as follows:

1. TEAC shall have exclusive sales rights with respect to the IP Assets in Japan, and nonexclusive sales rights throughout the remainder of the world except India and the "Eastern Block Countries" (Poland, Czech Republic, Slovakia, Hungary, Romania, Bulgaria and former Yugoslavia).

2. TEAC shall have exclusive use and manufacturing rights with respect to the IP Assets in Japan and (co-extensive with [Newco]) "Asia" (the entire Asian Continent and other countries and territories illustrated on the attached Map, excluding the countries which constituted the former Soviet Union,), and nonexclusive manufacturing rights throughout the remainder of the world except the Eastern Block Countries, the former Soviet Union, India and Korea.

3. DZU and DZU Corp. shall exclusive sales rights with respect to the IP Assets in the Eastern Block Countries, and nonexclusive sales rights throughout the remainder of the world except Japan and India.

4. DZU and DZU Corp. shall have exclusive use and manufacturing rights with respect to the IP Assets in the Eastern Block Countries and the countries which constituted the former Soviet Union, and nonexclusive manufacturing rights throughout the remainder of the world except Japan, India and Korea.

5. [Newco] shall have exclusive sales rights with respect to the IP Assets in India, and nonexclusive sales rights throughout the remainder of the world except Japan and the Eastern Block Countries.

6. [Newco] shall have exclusive use and manufacturing rights with respect to the IP Assets in India, Korea and (co-extensive with TEAC) Asia, and nonexclusive manufacturing rights throughout the remainder of the world except Japan, the Eastern Block Countries and the countries which constituted the former Soviet Union.

7. For purposes of enforcing the terms hereof, TEAC, DZU, DZU Corp., [Newco] and Kalok each (a) consent to exclusive jurisdiction in the District Court for the ________ District of California; (b) are entitled to money damages and injunctive relief on account of, as a result of or upon the occurrence of any breach of the terms hereof;

JEFF J. MARWIL
KATTEN MUCHIN & ZAVIS
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
Telephone No. (312) 902-5200

Attorneys for TEAC CORPORATION

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                              (San Jose Division)

In re                                   )       Chapter 11
                                        )
KALOK CORPORATION, a California         )       Case No. 93-54027-MM
corporation,                            )
                                        )       NOTICE OF ENTRY OF ORDER
        Debtor.                         )       APPROVING AMENDMENT TO
                                        )       AGREED ORDER COMPROMISING
Taxpayer I.D. No. 77-0146015            )       CONTROVERSIES
                                        )
- --------------------------------------------------------------------------------

                                                Date:   January 20, 1995
                                                Time:   10:00 a.m.
                                                Place:  280 S. First St.,
                                                        Rm. 3070
                                                        San Jose, California

                                                The Honorable Marilyn Morgan

        TO ALL PARTIES IN INTEREST:

        PLEASE TAKE NOTICE that the United States Bankruptcy Court for the Northern District of California (San Jose Division) entered the Order Approving Amendment to Agreed Order Compromising Controversies (the "Order") on or about ///
///
///
///
///
///
                                                                             1.

          NOTICE OF ENTRY OF ORDER APPROVING AMENDMENT TO AGREED ORDER
                          TO COMPROMISE CONTROVERSIES

January 20, 1995. A true and correct copy of the Order is attached hereto as Exhibit "A" and incorporated herein by this reference.

Dated: January 24, 1995
                                GRAY CARY WARE & FREIDENRICH
                                A Professional Corporation



                                By: /s/  Lillian Stenfeldt
                                   ----------------------------------
                                   Lillian G. Stenfeldt
                                   Attorneys for Debtor/Plaintiff
                                   Kalok Corporation



                                                                            2.

          NOTICE OF ENTRY OF ORDER APPROVING AMENDMENT TO AGREED ORDER
                          TO COMPROMISE CONTROVERSIES

JEFF J. MARWIL
KATTEN MUCHIN & ZAVIS
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
Telephone No. (312) 902-5200

Attorneys for TEAC CORPORATION


                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                              (San Jose Division)


In re                             )   Chapter 11
                                  )
KALOK CORPORATION, a California   )   Case No. 93-54027-MM
corporation,                      )
                                  )   ORDER APPROVING AMENDMENT
            Debtor.               )   TO AGREED ORDER
                                  )   COMPROMISING CONTROVERSIES
Taxpayer I.D. No. 77-0146015      )   ___________________________
- ----------------------------------
                                      Date:   January 20, 1995
                                      Time:   10:00 a.m.
                                      Place:  280 S. First St., Rm. 3070
                                              San Jose, California

                                      The Honorable Marilyn Morgan


        THIS MATTER coming to be heard on the Motion of TEAC Corporation, seeking an Order approving an amendment to the Agreed Order Compromising Controversies entered by this Court on February 4, 1994 (the "Order"), and the Court having considered the Motion, and the Court having reviewed the Stipulation To Amend The Agreed Order Compromising Controversies signed by Kalok Corporation ("Kalok"), JT Storage, Inc. ("JTS"), TEAC Corp. ("TEAC"), Pont Peripherals Corporation ("Pont"), fka DZU Corporation and The Official Unsecured Creditors' Committee (the "Committee") on file herein (the "Stipulation"), and the Court having conducted a hearing on the Motion, appearances being noted on the records, and other parties being represented as indicated on the record and good cause appearing therefor,

       ORDER APPROVING AMENDMENT TO AGREED ORDER TO COMPROMISE CONTROVERSIES

        IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

        A.   The Stipulation is approved; and

        B.   The Order is amended as follows:

             1. Paragraph F, appearing on Page 14, is modified to remove Western Digital Corporation ("WDC") from the list of collective HDD Companies as defined in the Order; and

             2. JTS, TEAC, and Pont are authorized to make future modifications to the Order, with respect to other HDD Companies and other intellectual property matters as agreed between JTS, TEAC and Pont, without having to obtain additional Bankruptcy Court approval.


Dated:  JAN 20 1995       /s/  Marilyn Morgan
      -------------       -----------------------------------
                          The Honorable Marilyn Morgan
                          United States Bankruptcy Judge

       ORDER APPROVING AMENDMENT TO AGREED ORDER TO COMPROMISE CONTROVERSIES

        I, Michelle Osiakowski, declare:

        I am over the age of eighteen years and not a party to the within action and am employed in Santa Clara County. I an employed with the law firm of Gray Care Ware & Freidenrich, a Professional Corporation, 400 Hamilton Avenue, Palo Alto, California 94301. I am readily familiar with the business practice at my place of business for collection and processing of correspondence for mailing with the United States Postal Service. Correspondence so collected and processed is deposited in the ordinary course of business.

        On January 26, 1995, at my place of business, the:

        ORDER APPROVING AMENDMENT TO AGREED ORDER
        COMPROMISING CONTROVERSIES

was placed for deposit with the United States Postal Service in a sealed envelope, with postage prepaid, addressed as follows:

Office of the U.S. Trustee

Katherine Rosenblatt, Esq.
Office of the United States Trustee
280 S. First Street, Room 268
San Jose, CA 95113

Attorneys for TEAC Corporation

Jeff J. Marwil, Esq.
Fulbright & Jaworski
525 West Monroe Street, Suite 1600
Chicago, IL 60661-3693

Attorneys for JT Storage, Inc.

Lawrence Weeks, Esq.
Riordan & McKenzie
5743 Corsa Avenue, Suite 116
Westlake Village, CA 91362


          NOTICE OF ENTRY OF ORDER APPROVING AMENDMENT TO AGREED ORDER
                          TO COMPROMISE CONTROVERSIES

Attorneys for Creditors Committee

Craig Prim, Esq.
Murray & Murray
3030 Hanson Way, Suite 200
Palo Alto, CA  94306

DZU Corporation

Mr. Dan Dooley
c/o Pont Peripherals Corporation
912 West Maude Avenue
Sunnyvale, CA  94086

DZU A.D.

Mr. Eftim Pandeff
c/o Mr. Dan Dooley
Pont Peripherals Corporation
912 West Maude Avenue
Sunnyvale, CA  94086

and that envelope was placed for collection and mailing on that date following ordinary business practices.

        I declare under penalty of perjury under the laws of the State of California and the United States of America that the above is true and correct. Executed on January 26, 1995, at Palo Alto, California.

                                        /s/ Michelle Osiakowski
                                        -----------------------------------
                                        Michelle Osiakowski


                                                                              4

          NOTICE OF ENTRY OF ORDER APPROVING AMENDMENT TO AGREED ORDER
                          TO COMPROMISE CONTROVERSIES